UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 01, 2024

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	30-1374889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one-fifteenth of a share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2024, Surrozen, Inc. (the “Company”) through its wholly-owned subsidiary Surrozen Operating, Inc., entered into a lease amendment (the “Lease Amendment”), to its lease agreement with HCP Oyster Point III, LLC, dated August 4, 2016, as amended, for its headquarters in South San Francisco, California (the “Lease”). Pursuant to the Lease Amendment, the term of the Lease was extended by 48 months commencing on May 1, 2025 and expiring on April 30, 2029. The annual base rent escalates from $2.3 million for the first 12-month period to $2.6 million for the final 12-month period. On or prior to September 30, 2025, the Company has a one-time option to terminate the Lease by the payment of a lease termination fee of $400,000 on or prior to December 31, 2025.

The foregoing description of the Lease Amendment is qualified in its entirety by the terms of the Lease Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Lease is filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (file no. 001-39635) filed with the Securities and Exchange Commission on March 28, 2022.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Lease, by and between Surrozen Operating, Inc. and HCP Oyster Point III LLC, dated October 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURROZEN, INC.

Date:	October 2, 2024	By:	/s/ Charles Williams
Name: Charles Williams Title: Chief Financial Officer, Chief Operating Officer and Corporate Secretary